UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2024

THOUGHTWORKS HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40812	82-2668392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
200 East Randolph Street, 25th Floor
Chicago, Illinois 60601
City, State Zip Code
(312) 373-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2024, Thoughtworks Holding, Inc. (“Thoughtworks” or the “Company”) appointed Michael Sutcliff, the Company’s Chief Executive Officer and President, to the board of directors of the Company (the “Board”), effective immediately. Mr. Sutcliff will serve as a Class III director with a term expiring at the Company’s 2027 annual meeting of stockholders.

Mr. Sutcliff, 61, has served as the Company’s Chief Executive Officer and President since June 17, 2024. Mr. Sutcliff also currently serves as the non-executive chairman of the board of directors of Mobeus Industries, Inc. (“Mobeus”), a technology company developing spatial computing and artificial intelligence products, since June 2024. He previously served as the Chief Executive Officer and Co-Founder of Mobeus from February 2021 until May 2024. Mr. Sutcliff also serves as a non-executive director at HeadVantage Corporation (“HeadVantage”), a company developing wearable entertainment technology in the sports industry, since June 2024. He previously served as Executive Chairman of HeadVantage from April 2021 until May 2024, and as the Operating Partner of Advent International, a venture capital and private equity firm, from October 2020 until May 2024. In addition, Mr. Sutcliff served on the boards of directors of Ascendion Inc., an AI software engineering company, from July 2022 until May 2024, of Collabera Inc., an information technology consulting company, from February 2021 until May 2024, Williams Lea Tag Group Limited, a business support company, from February 2021 until May 2023, and of Encora Inc., a digital engineering company, from June 2020 until May 2024. He previously also served as Co-Founder of Cherish Health, a health and safety monitoring company, as Senior Advisor of Alvarez & Marsal, a business management consultancy, from May 2021 to May 2023, as Senior Advisor to MCE Systems, a software company, from August 2021 until May 2024, and as Group Chief Executive Officer of the Digital branch of Accenture, a professional services company, where he worked from August 1987 until March 2020. Mr. Sutcliff received a Bachelor of Science degree in Electrical and Computer Engineering from the Georgia Institute of Technology and a Master of Science degree in Management, with a specialization in Accounting and Finance, from the Georgia Institute of Technology Scheller College of Business.

On May 2, 2024, the Company entered into an Employment Agreement with Mr. Sutcliff, which provides for Mr. Sutcliff’s compensation in connection with his services to the Company as its Chief Executive Officer and President. Mr. Sutcliff will not receive separate compensation for his service on the Board.

There are no other arrangements or understandings between Mr. Sutcliff and any other persons pursuant to which he was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 21, 2024

THOUGHTWORKS HOLDING, INC.

By:	/s/ Erin Cummins
Erin Cummins
Chief Financial Officer